EXHIBIT 99.1

Broadridge Agrees to Acquire DST’s North American Customer Communications Business

Creates North America’s premier customer communications technology platform

Expected to be immediately accretive to GAAP and adjusted earnings

LAKE SUCCESS, N.Y., June 14, 2016  – Broadridge Financial Solutions, Inc. (NYSE:BR) today announced it has entered into a definitive agreement to acquire the North American Customer Communications (“NACC”) business of DST Systems, Inc. (NSYE: DST) for $410 million in cash, subject to customary working capital and other closing adjustments. As the largest transactional printer in North America, NACC is a leading provider of customer communication services including print and digital communication solutions, content management, postal optimization, and fulfillment.

The NACC business has over 2,300 associates and four production facilities located in El Dorado Hills, CA, South Windsor, CT, Kansas City, MO, and Markham, Ontario, Canada. The NACC business has pioneered innovations to drive operational excellence including best of breed technology to onboard clients and deliver accurate and timely communications to their customers. Its clients include many Fortune 500 companies, primarily in financial services and also in healthcare, telecommunications and utilities. In their fiscal year 2015, the NACC business generated $1.1 billion of total revenue, and $445 million of fee revenue. Senior management, led by Mike Abbaei, Head of DST’s Customer Communications business, will be joining Broadridge as part of this transaction.

Upon closing, the NACC business will become part of Broadridge’s Investor Communication Solutions business, creating North America’s premier customer communications technology platform. This will enhance Broadridge’s position as a leading provider of multi-channel communications with exceptional scale in print communications and leading offerings for digital communications. The combination will allow clients to engage customers with new, unique capabilities and further enhance Broadridge’s ability to meet its clients’ current and future customer communications needs. Broadridge expects to achieve approximately $20 million in annualized cost synergies within 18-30 months of closing. Broadridge anticipates the NACC business will be immediately accretive to its GAAP and adjusted earnings, inclusive of incremental interest expense. Broadridge expects the acquisition to be $0.01 to $0.03 per share accretive on a GAAP basis and $0.11 to $0.14 per share accretive on a non-GAAP adjusted basis in the first year. Broadridge also expects the acquisition to be $0.09 to $0.13 per share accretive on a GAAP basis and $0.16 to $0.21 per share accretive on a non-GAAP adjusted basis in the second year.

“This is the next step forward in Broadridge’s journey, and it will create value for clients and shareholders in the near, medium and long term,” commented Richard J. Daly, President and Chief Executive Officer, Broadridge. “Our goal has always been to be the premier, trusted provider to our clients, offering solutions that allow them to effectively, efficiently and securely communicate with their customers.  The addition of NACC, an industry leader, is a natural extension of our communications business and will provide immediate benefits for our clients through enhanced production capabilities and expedited delivery times. This acquisition is consistent with our strategy and adds to our bottom line immediately.  It also positions us to be a communications leader across a number of market verticals and a provider of a unique suite of multi-channel communications solutions, empowering Broadridge to accelerate the industry’s conversion to digital communications and meet the diverse preferences of our clients’ customers.”

Mike Abbaei, Head of DST’s Customer Communications, stated “The management team and I are delighted to join Broadridge, a trusted industry leader in providing critical customer communications. The combined entity will create the industry’s largest distributor of critical client content across North America. We share the same focus on client service and are excited by the differentiated solutions across all channels that this acquisition enables. The integration of these capabilities will align our clients to benefit from the industry’s best technologies, quality and footprint. It also strategically positions our clients to benefit from the evolution of consumer preferences.”

Douglas R. DeSchutter, President, Digital Communications, Broadridge, said “This acquisition establishes a best-in-class, integrated technology platform positioned to successfully leverage a rapidly growing digital opportunity. The consumer reach of the combined business exceeds 75% of North America’s mailboxes and will allow Broadridge to greatly expand its role in digitizing critical investor and consumer content and to make every communication more valuable.”

The transaction is subject to customary closing conditions and is expected to close in July 2016.

Conference Call
Broadridge’s management will host a conference call at 8:30AM EST, today, Tuesday, June 14, 2016. Parties in the United States and Canada can access the call by dialing (877) 211-9887 and callers outside North America may dial (706) 634-1015, conference ID number: 31888816.

A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com. The presentation will also be available to download and print approximately one hour before the webcast. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 7,400 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2016 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the “2015 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2015 Annual Report.

These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information

Investors:                    Media:
Brian S. Shipman, CFA                 Linda Namias
Vice President, Head of Investor Relations     Sr. Director, Corporate Communications
(516) 472-5129                     (631) 254-7711
brian.shipman@broadridge.com            linda.namias@broadridge.com

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
Impact of Acquisition of NACC Business on Diluted EPS Projections
(Unaudited)

Projected Impact of Acquisition on Earnings Per Share(1)	Year 1 Estimates	Year 2 Estimates
Adjusted Diluted earnings per share (Non-GAAP) (1)	$0.11 - $0.14	$0.16 - $0.21
Diluted earnings per share (GAAP)	$0.01 - $0.03	$0.09 - $0.13

(1) Adjusted Diluted EPS (Non-GAAP) is adjusted to exclude the projected impact of amortization of acquired intangibles and integration costs. Net of tax on a diluted share basis this adjustment is estimated to be $0.11 in Year 1 and $0.08 in Year 2. Numbers may not sum due to rounding.